UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 8, 2011

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2011, Anworth Mortgage Asset Corporation (the “Company”) and Cantor Fitzgerald & Co., as sales agent (the “Sales Agent”) entered into Amendment No. 1 to Sales Agreement (the “Amendment”), amending the terms of that certain Controlled Equity Offering Sales Agreement dated May 14, 2008 between the Company and the Sales Agent (the “Agreement”), the form of which is an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2008.

The Amendment provides that the reference in the Agreement to the registration statement on Form S-3 of the Company (File No. 333-143173) is replaced by a subsequent registration statement on Form S-3 of the Company (File No. 333-164046). The Amendment also makes certain other conforming changes to the Agreement.

This summary of the terms of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description

10.1	Amendment No. 1 to Sales Agreement dated February 8, 2011 by and between Cantor Fitzgerald & Co. and Anworth Mortgage Asset Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: February 8, 2011	By:	/s/ Lloyd McAdams
Lloyd McAdams Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

10.1	Amendment No. 1 to Sales Agreement dated February 8, 2011 by and between Cantor Fitzgerald & Co. and Anworth Mortgage Asset Corporation.